UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2020

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	000-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As reported in the Current Report on Form 8-K dated May 11, 2020, Novavax, Inc. (the “Company”) entered into a restated funding agreement (the “CEPI Funding Agreement”) with the Coalition for Epidemic Preparedness Innovations (“CEPI”), under which CEPI will provide funding of up to $384.5 million to the Company to support the development of NVX-CoV2373, the Company’s coronavirus vaccine candidate against SARS-CoV-2, including up to $145.2 million that may be drawn by the Company, in its sole discretion, in one or more forgivable, no interest tranches, to prepay certain manufacturing activities.

On June 24, 2020, in accordance with the terms of the CEPI Funding Agreement and at the request of the Company, CEPI issued the Company $76.0 million of the $145.2 million. This $76.0 million does not bear interest and is forgivable. The Company is only expected to repay such amount under certain circumstances to the extent the Company sells its vaccine, produced with the funds, to a third party. Furthermore, there are no associated restrictive or financial covenants.

The foregoing description of the Company’s direct financial obligation does not purport to be complete and is qualified in its entirety by reference to the CEPI Funding Agreement, which is incorporated herein by reference and will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the Annual Meeting of Stockholders of the Company held on June 25, 2020 (the “Annual Meeting”), the Company’s stockholders approved the proposal to amend and restate the Company’s Amended and Restated 2015 Stock Incentive Plan, as amended (such amendment and restatement, the “Amended 2015 Stock Plan”) to increase individual and non-employee director stock award limits granted to any person in any calendar year, and to increase the number of shares of the Company’s common stock, par value $0.01 (“Common Stock”), available for issuance thereunder by 7,100,000 shares.

A description of the Amended 2015 Stock Plan was set forth in the Company’s Definitive Proxy Statement on Form 14A filed with the U.S. Securities and Exchange Commission on May 13, 2020 (the “2020 Proxy Statement”) and is incorporated herein by reference. The description of the Amended 2015 Stock Plan is qualified in its entirety by reference to the full text of the Amended 2015 Stock Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 25, 2020. Only stockholders of record as of April 29, 2020 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 57,958,587 shares of Common Stock outstanding and entitled to vote at the Annual Meeting of which 39,779,329 shares were represented by proxy, constituting a quorum on all matters voted upon. The final voting results of the Annual Meeting are as follows:

Proposal 1: Stockholders elected the following Class I nominees for director, each to serve a three-year term expiring at the 2023 Annual Meeting of Stockholders:

Name	For	Withheld	Broker Non-Votes
Stanley C. Erck	14,863,057	912,510	24,003,762
Rajiv I. Modi	14,081,270	1,694,297	24,003,762

Proposal 2: Stockholders approved, on an advisory basis, the compensation paid to our principal executive officer, principal financial officer, and two other most highly compensated individuals serving as executive officers on December 31, 2019:

For	Against	Abstaining	Broker Non-Votes
13,573,963	1,852,857	348,746	24,003,763

Proposal 3: Stockholders approved the Amended 2015 Stock Plan to increase individual and non-employee director stock award limits granted to any person in any calendar year and to increase the number of shares of Common Stock available for issuance thereunder by 7,100,000 shares:

For	Against	Abstaining	Broker Non-Votes
12,728,186	2,714,347	333,032	24,003,764

Proposal 4: Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

For	Against	Abstaining	Broker Non-Votes
38,512,502	784,439	482,388	—

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Novavax, Inc. 2015 Stock Incentive Plan (Incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement filed on May 13, 2020 in connection with the Annual Meeting held on June 25, 2020 (File No. 000-26770)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAVAX, INC.

/s/ John A. Herrmann III
Name:	John A. Herrmann III
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: June 26, 2020